UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 5, 2016

ScanSource, Inc.

(Exact Name of Registrant as Specified in Its Charter)

South Carolina	000-26926	57-0965380
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6 Logue Court, Greenville, South Carolina 29615

(Address, Including Zip Code, of Principal Executive Offices)

(864) 288-2432

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Asset Purchase Agreement

On August 5, 2016, ScanSource, Inc. (the “Company”) agreed to acquire substantially all the assets of Intelisys Communications, Inc. (“Intelisys”). Intelisys is a technology services distributor with voice, data, access, cable, collaboration, wireless, cloud and similar services.

Subject to customary post-closing working capital adjustments, the purchase price consists of (i) $83.6 million to be paid in cash at closing ($8.36 million of which will be held in escrow to support the post-closing obligations of the sellers), and (ii) annual earn-out payments based upon the performance of the business during the four-year period following the closing. The total earn-out payments are estimated to be in the range of $100 million to $150 million, depending on the performance of the business.

The acquisition agreement contains customary representations and warranties and covenants from the sellers for a transaction of this type. Intelisys and certain shareholders have agreed to indemnify the Company against certain liabilities, subject to amount limits and other exceptions. The acquisition agreement further provides that Intelisys and its subsidiaries will be restricted from engaging in certain competitive activities or from soliciting certain employees.

The acquisition is expected to close following the satisfaction of, and subject to, customary conditions, including the expiration or termination of the waiting period under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended, and the receipt of certain third party consents.

Item 2.02.	Results of Operations and Financial Condition

On August 8, 2016, the Company issued a press release announcing its updated net sales forecast for the fourth quarter ended June 30, 2016.

A copy of the Company’s press release related to the acquisition and the updated net sales forecast for the fourth quarter ended June 30, 2016 is attached hereto as Exhibit 99.1 and incorporated herein by reference. The financial information contained in Exhibit 99.1 is unaudited and subject to change as part of the audit process and should be read in conjunction with the Registrant’s annual and quarterly reports and other information filed with the Securities and Exchange Commission.

This report includes forward looking statements regarding the closing of the acquisition, the range for the estimated earn-out payments, and the updated net sales forecast for the fourth quarter ended June 30, 2016. Actual results may differ materially from those suggested by these statements for a number of reasons, including the need for closing conditions to be fulfilled, regulatory requirements, and the performance of the business following the acquisition. The performance of the business following acquisition could be impacted by a number of factors, including general economic conditions impacting demand and pricing, competitive efforts by other providers impacting demand and pricing, and technological advances.

The information contained in Item 2.02 of this Report, including the portion of Exhibit 99.1 relating to the Company’s updated net sales forecast for the fourth quarter ended June 30, 2016 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release issued by ScanSource, Inc. on August 8, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ScanSource, Inc.

Date: August 8, 2016	By:	/s/ John J. Ellsworth

Name:	John J. Ellsworth
Its:	General Counsel and
Executive Vice President